                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            LIDAK PHARMACEUTICALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LIDAK PHARMACEUTICALS
                         11077 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 1998
                            ------------------------

     The Annual Meeting of Shareholders of LIDAK Pharmaceuticals (the "Company") will be held at the San Diego Hilton Beach & Tennis Resort at 1775 East Mission Bay Drive, San Diego, California 92109 on Saturday, April 18, 1998, at 9:00 a.m. for the following purposes:

     1. To elect three (3) directors of the Company to hold office until the 2000 Annual Meeting of Shareholders.

     2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on February 20, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

                                          By Order of the Board of Directors,

                                          /S/ JEFFERY B. WEINRESS
                                          JEFFERY B. WEINRESS
                                          Secretary

San Diego, California
March 13, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW.

                             LIDAK PHARMACEUTICALS

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
Shares Outstanding and Voting Rights........................    1

Proposal One
  Election of Directors.....................................    2

Proposal Two
  Ratification of Independent Auditors......................    6

Other Business..............................................   16

                             LIDAK PHARMACEUTICALS
                         11077 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 1998
                            ------------------------

                              GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of LIDAK Pharmaceuticals, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the San Diego Hilton Beach & Tennis Resort at 1775 East Mission Bay Drive, San Diego, California 92109 on April 18, 1998 (the "Meeting") for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about March 18, 1998.

     The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of Class I Directors nominated by management, and FOR ratification of the selection of independent auditors for the fiscal year ending September 30, 1998, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm or other third parties to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting or soliciting proxies from such holders. The costs of these services, exclusive of out-of-pocket costs, is not expected to exceed $10,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of shares of Class A Common Stock ("Class A Shares") and Class B Common Stock ("Class B Shares") of record as at the close of business on February 20, 1998 are entitled to notice of and to vote at the Meeting. On the record date, there were issued and outstanding 39,805,850 Class A Shares and 49,000 Class B Shares (collectively, the "Shares"). Each Class A Share is entitled to one vote and each Class B Share is entitled to five votes on all matters to be voted upon at the Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Meeting. Directors are elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger portion of votes. The other proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy,
(ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

     The By-laws of the Company provide that the Board shall be divided into two classes as nearly equal in number as reasonably possible with any overage allocated in the discretion of the Board. The current number of directors (which may vary between four and seven) has been fixed at seven by action of the Board in accordance with the By-Laws. Each class of directors has a two-year term.

     Three of the Company's seven directors (the "Class I Directors") are to be elected at the Meeting. The remaining four directors (the "Class II Directors") are to be elected at the 1999 Annual Meeting. Currently, the three Class I Directors of the Company are Messrs. Agersborg, Jenkins and Samuels (each of whom has been unanimously nominated for election at the Meeting). The four current Class II Directors of the Company are Dr. Katz, Mr. Olson, Mr. Towle and Dr. Yakatan.

     Each Class I Director nominee elected at the Meeting will hold office until the 2000 Annual Meeting, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the By-Laws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee. THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE THREE NOMINEES LISTED BELOW.

INFORMATION REGARDING CLASS I DIRECTOR NOMINEES FOR A TWO-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of each of the current Class I Director nominees at the Meeting. Messrs. Agersborg, Jenkins and Samuels are currently directors of the Company.

                                                                                                CURRENT
                                                PRINCIPAL OCCUPATION FOR THE         DIRECTOR    TERM
               NAME                 AGE   PAST FIVE YEARS AND OTHER DIRECTORSHIPS     SINCE      ENDS
               ----                 ---   ----------------------------------------   --------   -------
Helmer P.K. Agersborg, Jr.........  69    Pharmaceutical industry consultant since   October     1998
                                          1990. Affiliated with Wyeth Laboratories     1992
                                          and Wyeth-Ayerst Research, subsidiaries
                                          of American Home Products from
                                          1958-1990. From 1987-1990, served as
                                          President of Wyeth-Ayerst Research. Also
                                          director of Afferon Corporation, Maret
                                          Corporation and Collagenex
                                          Pharmaceuticals, Inc.
William N. Jenkins................  69    Retired, having served as an attorney       August     1998
                                          specializing in corporate and securities     1988
                                          law for more than 30 years. Of counsel
                                          to the law firm of Musick, Peeler &
                                          Garrett (1990 to January 1992) and
                                          partner in the law firm of Jenkins &
                                          Perry (1961 to 1989).
Stuart A. Samuels.................  56    Pharmaceutical industry consultant since    April      1998
                                          1990. Affiliated with the Rorer Group        1992
                                          from 1986 to 1990 where he held
                                          positions of Senior Vice President,
                                          Rorer Pharmaceuticals Corporation, and
                                          General Manager of Rorer Pharmaceuticals
                                          and President of Dermik Laboratories,
                                          both divisions of Rorer Pharmaceuticals
                                          Corporation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION REGARDING CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

                                                                                                CURRENT
                                               PRINCIPAL OCCUPATION FOR THE         DIRECTOR     TERM
               NAME                 AGE   PAST FIVE YEARS AND OTHER DIRECTORSHIPS    SINCE       ENDS
               ----                 ---   ---------------------------------------   --------   ---------
David H. Katz.....................  54    Former Chief Executive Officer of the      August      1999
                                          Company from August 1988 to March 1998      1988
                                          and President from August 1988 through
                                          October 1989 and from March 1992 to
                                          March 1998. Founder of Medical Biology
                                          Institute ("MBI"), serving as its
                                          President and Chief Executive Officer
                                          since its inception in 1981 and as a
                                          director since August 1990. Founder of
                                          Quidel Corporation, a San Diego-based
                                          biotechnology company ("Quidel"),
                                          serving as its Chairman of the Board
                                          and Chief Executive Officer from
                                          inception in 1981 through March 1985,
                                          and as its Chairman of the Board and
                                          Chief Scientific Officer through March
                                          1988. Chairman of the Department of
                                          Cellular and Developmental Immunology
                                          at Scripps Clinic and Research
                                          Foundation from 1976 until 1981.
Kenneth E. Olson..................  61    Chairman of the Board (July 1984-          August      1999
                                          present) and Chief Executive Officer        1988
                                          (December 1990-February 1996 and March
                                          1997-present) of Proxima Corporation, a
                                          supplier of display projection systems
                                          for professional desktop computers.
Sidney N. Towle...................  53    Registered representative since June       August      1999
                                          1990 and, since January 1994, a Senior      1988
                                          Vice President of H.C. Wainwright &
                                          Co., Inc. Registered representative for
                                          Homans, McGraw, Trull, Valeo and
                                          Company, Inc. from December 1988 until
                                          June 1990. Prior thereto, Vice Chairman
                                          of J.T. Moran Financial Corp.
                                          ("Moran"). Founded Buttonwood
                                          Securities Corporation of Massachusetts
                                          in 1974, remaining Chief Executive
                                          Officer until it was acquired by Moran
                                          in 1988. Vice President of John Magee,
                                          Inc., a wholly-owned subsidiary of
                                          Moran from February 1988 until October
                                          1988.

                                                                                                CURRENT
                                               PRINCIPAL OCCUPATION FOR THE         DIRECTOR     TERM
               NAME                 AGE   PAST FIVE YEARS AND OTHER DIRECTORSHIPS    SINCE       ENDS
               ----                 ---   ---------------------------------------   --------   ---------
Gerald J. Yakatan, Ph.D...........  55    President and CEO since March 1998.       February     1999
                                          Vice President of Drug Development of       1998
                                          the Company on a half-time basis from
                                          July 1995 to March 1998. Independent
                                          consultant to other biotechnology
                                          companies and President and CEO of
                                          IriSys Research & Development, LLC, a
                                          company specializing in contract drug
                                          formulation services, founded by Dr.
                                          Yakatan in 1996. President and CEO of
                                          Tanabe Research Laboratories, USA,
                                          Inc., an inflammation drug discovery
                                          research and development company, from
                                          1990 to 1995. Executive Vice President
                                          for Research and Development and Vice
                                          President of Pharmaceutical Development
                                          at Immunetech Pharmaceuticals
                                          (predecessor to Tanabe Research) from
                                          1987 to 1990.

There are no family relationships among any of the directors and officers.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended September 30, 1997 ("Fiscal 97"), the Board held six regular meetings and three special meetings. Each director attended at least 75% of the meetings held during Fiscal 97 which occurred on or after the initiation of their term as a director. Each director who served on the Compensation and Stock Option Committee also attended at least 75% of such committee's meetings held during Fiscal 97 which occurred on or after the initiation of his term as a director.

     During Fiscal 97, the Board of the Company had an Executive Committee, an Audit Committee, a Technology Review Committee and an Executive Compensation and Stock Option Committee. The Company does not have a Nominating Committee nor a committee that performs equivalent functions of a Nominating Committee.

     The Executive Committee has all of the authority of the Board to act on any matter except with respect to: (i) the approval of any action for which shareholder approval is required under the California General Corporation Law;
(ii) the filling of vacancies on the Board or on any committee thereof; (iii) the fixing of compensation for directors; (iv) the adoption, amendment or repeal of any bylaw; (v) the amendment or appeal of any resolution of the Board which by its terms is not so amendable or repealable; (vi) any distribution to shareholders except at a rate or within a price range determined by the Board;
(vii) the appointment of other committees of the Board or the members thereof; and (viii) the termination of any officer. The Executive Committee, which consisted of Messrs. Jenkins and Olson and Dr. Katz during Fiscal 97, held no meetings during Fiscal 97. The Executive Committee currently consists of Messrs. Agersborg, Jenkins, Olson, Samuels, Towle and Yakatan.

     The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board regarding appointment of independent auditors. The Audit Committee currently consists of Mr. Jenkins. The Audit Committee held one meeting during Fiscal 97.

     The Executive Compensation and Stock Option Committee consists of Messrs. Olson and Towle. The principal functions of this committee are to recommend to the Board the compensation of directors and officers of the Company, to oversee the administration of the Company's stock option plans and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. See also "Compensation Committee Report." The Executive Compensation and Stock Option Committee held one meeting during Fiscal 97.

     The Technology Review Committee consists of Messrs. Agersborg and Samuels. The Technology Review Committee monitors the status of the Company's research and product development efforts and reviews the commercial potential of existing and new product opportunities. The Technology Review Committee held one meeting during Fiscal 97.

                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

     The Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1998, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Meeting. Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its shareholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Company's voting shares (Class A Shares and Class B Shares) as of February 20, 1998 by: (i) each director, nominee and named executive officer of the Company; (ii) all current executive officers and directors of the Company as a group; and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding shares or voting power of the Company's voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the Shares beneficially owned, subject to community property laws where applicable.

                                                            AMOUNT AND                   PERCENT OF
                                                            NATURE OF                       TOTAL
                         NAME AND ADDRESS OF BENEFICIAL     BENEFICIAL     PERCENT OF      VOTING
   TITLE OF CLASS        OWNER OR IDENTITY OF GROUP(1)     OWNERSHIP(2)     CLASS(2)      POWER(3)
---------------------    ------------------------------    ------------    ----------    -----------
Class A Common Stock     David H. Katz(4)(5)                3,193,050         7.58%         11.56%**
Class B Common Stock                                          385,000        88.71%
Class A Common Stock     HealthMed, Incorporated(6)         4,114,193         9.78%          9.32%**
Class B Common Stock                                              -0-          -0-
Class A Common Stock     William N. Jenkins(7)(8)             277,000            *              *
Class B Common Stock                                           16,000        24.62%
Class A Common Stock     Kenneth E. Olson(9)(10)              223,400            *              *
Class B Common Stock                                           16,000        24.62%
Class A Common Stock     Stuart A. Samuels(11)                 45,000            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     Sidney N. Towle, Jr.(12)             177,000            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     Helmer P.K. Agersborg, Jr.(13)        70,000            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     Timothy R. Russell(14)               197,994            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     Gerald J. Yakatan(15)                115,048            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     James E. Berg(16)                     98,292            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     Jeffery B. Weinress(17)               20,000            *              *
Class B Common Stock                                              -0-          -0-
Class A Common Stock     All officers and directors as      4,833,784        10.20%         14.25%
Class B Common Stock     a group (ten persons)(18)(19)        417,000        93.00%

---------------

  *  Percentage of shares beneficially owned does not exceed 1%.

 ** Because of the definition of "beneficial ownership" under the Securities Exchange Act of 1934, certain shares of Common Stock are shown in the Table to be beneficially owned by both David H. Katz and HealthMed, Incorporated (these shares are, in effect, counted twice). See Notes (3)-(6) below.

 (1) C/O LIDAK Pharmaceuticals, 11077 North Torrey Pines Road, La Jolla, California 92037.

 (2) Based upon 39,805,850 shares of Class A Common Stock and 49,000 shares of Class B Common Stock outstanding as of February 20, 1998, plus any shares of Common Stock under options and warrants or subject to conversion rights of the particular individual or, in the case of all directors and executive officers, as a group. Includes all shares of Common Stock under options, warrants, or other conversion rights exercisable or convertible within 60 days of February 20, 1998.

 (3) Percentage of total voting power is based upon total cumulative voting power of Class A Common Stock and Class B Common Stock combined as of February 20, 1998 Each share of Class A Common Stock entitles the holder to one vote per share on matters to be voted on by shareholders; each share of Class B

     Common Stock entitles the holder to five votes per share. The percentage ownership and voting power for each shareholder is calculated by assuming the exercise or conversion of all warrants, options exercisable within 60 days of February 20, 1998 and convertible securities held by such holder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

 (4) Includes options to purchase 1,877,000 shares of Class A Common Stock and 386,190 shares of Class A Common Stock issuable upon exercise of Class D Warrants. Also includes options to purchase 47,157 shares of Class A Common Stock held by a member of his family. Does not include options to purchase 30,000 shares of Class A Common Stock and options to purchase 6,843 shares of Class A Common Stock held by a member of his family which are not exercisable within 60 days of February 20, 1998.

     Pursuant to his Schedule 13D dated January 12, 1998 filed by Dr. Katz with the SEC, Dr. Katz has stated that he is a party to a Voting Trust Agreement dated January 12, 1998 between Dr. Katz and HealthMed, Inc. Dr. Katz further stated that he has transferred 882,703 shares of Class A Common Stock to this voting trust, of which HealthMed, Inc., as trustee, exercises sole voting power; that he has retained the right to dispose of these shares through public sales with prior notice to the trustee, but may not dispose of more than 20% of such shares in any 30 day period; that all shares of Class A and Class B Common Stock which Dr. Katz purchases or receives during the term of the Agreement must be placed in the voting trust; and that the term of the Voting Trust Agreement is ten years. Because HealthMed exercises sole voting power over such shares, HealthMed is shown as a beneficial owner of these same shares in this Table.

 (5) Includes options to purchase 375,000 shares of Class B Common Stock granted under Dr. Katz' employment agreement and options to purchase 10,000 shares of Class B Common Stock held by a member of his family. See Note 4.

 (6) Pursuant to the Schedule 13D dated January 12, 1998 filed by HealthMed, Inc. with the SEC, HealthMed has stated that it acquired an aggregate of 443,400 shares of Class A Common Stock on January 12, 1998 from Dr. Katz and MBI. HealthMed stated in its Schedule 13D that it exercises sole voting and dispositive power over such shares.

     Also in its Schedule 13D, HealthMed has stated that it has sole voting power, as trustee, over 882,703 shares of the Company's Class A Common Stock, which were transferred to a voting trust by Dr. David Katz under a Voting Trust Agreement between HealthMed and Dr. David Katz dated January 12, 1998. HealthMed further stated that Dr. Katz has retained the power to dispose of the shares through public sales with prior notice to the trustee, but may not dispose of more than 20% of such shares during any 30 day period, and that the term of this Voting Trust Agreement is ten years. Because Dr. Katz retains the power to dispose of these shares, he also is listed as a beneficial owner of these same shares in this Table.

     Also in its Schedule 13D, HealthMed stated that pursuant to a Purchase Rights Agreement dated January 12, 1998 between HealthMed and Dr. Katz, HealthMed has the right to receive either (i) 31.5% of the shares received by Dr. Katz upon the exercise of his outstanding stock options to purchase 1,918,400 shares of Class A Common Stock and 375,000 shares of Class B Common Stock (which convert to Class A upon transfer) or (ii) 31.5% of the net proceeds from the sale of such shares. HealthMed further stated that because these options are exercisable within 60 days, HealthMed may be the beneficial owner of 722,421 shares of Class A Common Stock. Based solely on its review of the HealthMed Schedule 13D, the Company believes that all shares of Company Common Stock which may be acquired by Dr. Katz during the term of the Voting Trust Agreement, including upon the exercise of options and warrants, must be placed in the voting trust, and as a result, that HealthMed (as the voting trustee) is the beneficial owner of all 2,263,190 shares of Class A Common Stock and 375,000 shares of Class B Common Stock (which convert to Class A upon transfer) issuable to Dr. Katz upon the exercise of stock options and warrants which are currently exercisable. Dr. Katz also is listed as a beneficial owner of these same shares in this Table.

     Also in its Schedule 13D, HealthMed stated that, pursuant to a Voting Trust Agreement dated January 12, 1998 between HealthMed and Medical Biology Institute ("MBI"), HealthMed has sole voting power, as trustee, over 151,900 shares of Class A Common Stock which MBI transferred to a voting trust. HealthMed further stated that MBI has retained the power to dispose of all of such shares held in the trust through public sales with prior notice to the trustee, but may not dispose of more than 20% of such shares during any 30 day period, and that the term of this Voting Trust Agreement is ten years.

 (7) Includes options to purchase 277,000 shares of Class A Common Stock. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

 (8) Includes options to purchase 16,000 shares of Class B Common Stock.

 (9) Includes options to purchase 187,000 shares of Class A Common Stock. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(10) Includes options to purchase 16,000 shares of Class B Common Stock.

(11) Includes options to purchase 45,000 shares of Class A Common Stock. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(12) Includes options to purchase 177,000 shares of Class A Common Stock. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(13) Includes options to purchase 70,000 shares of Class A Common Stock. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(14) Includes options to purchase 192,994 shares of Class A Common Stock. Does not include options to purchase 15,708 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(15) Includes options to purchase 115,048 shares of Class A Common Stock. Does not include options to purchase 24,952 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(16) Includes options to purchase 98,292 shares of Class A Common Stock. Does not include options to purchase 15,708 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(17) Includes options to purchase 20,000 shares of Class A Common Stock. Does not include options to purchase 80,000 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(18) Includes 1,302,403 shares of Class A Common Stock and options and warrants to purchase an aggregate of 3,492,681 shares of Class A Common Stock. Does not include options to purchase 224,509 shares of Class A Common Stock which are not exercisable within 60 days of February 20, 1998.

(19) Includes 49,000 shares of Class B Common Stock and options to purchase 417,000 shares of Class B Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were complied with in Fiscal 97.

                             EXECUTIVE COMPENSATION

     Directors who are not otherwise employed by the Company ("Outside Directors"), other than Mr. Jenkins, are paid a retainer of $500 per month. Mr. Jenkins, Chairman of the Board, received a monthly retainer of $2,500 through January 11, 1998, which was increased by the Board to $5,000 per month while the discussions about the potential HealthMed financing proposal were under consideration by the Company and until such increase may be discontinued by the Board. All Outside Directors receive $1,500 for attendance at each regular meeting of the Board, $1,000 for attendance at each meeting of the Technology Review Committee and $250 for attendance at each special meeting of directors and meetings of committees of the directors other than the Technology Review Committee. In January 1998, the Board constituted a Special Committee of Independent Directors (the "Special Committee") to evaluate the HealthMed financing proposal. Members of the Special Committee receive $750 for attendance at each Special Committee meeting, and $1,500 per day if the director spends more than four hours on a given day at the direction of the Special Committee on the work of the Committee (inclusive of any fees payable in respect of a special meeting or committee meeting attended on the same day). Directors who are also employees (currently only Dr. Yakatan) receive no compensation for services as a member of the Board.

     In March 1994, the shareholders of the Company approved the Company's 1994 Stock Option Plan (the "1994 Option Plan"). The 1994 Option Plan provides that non-employee directors are automatically granted options to purchase 10,000 Class A Shares of the Company's Common Stock on the date of the Company's annual meeting each year. The options granted at such time have an exercise price equal to the fair market value of the Class A Shares on the date of grant, vest ratably over three years and have a term of ten years. Unless sooner terminated by the Board, the 1994 Option Plan expires on January 14, 2004. The Board may amend, suspend, modify or terminate the 1994 Option Plan, but may not without the prior written approval of shareholders make any amendment which: (i) materially increases the number of shares available for issuance under the 1994 Option Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of ISOs; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, would materially increase the benefits accruing to participants under the 1994 Option Plan or would materially modify the requirements as to eligibility for participation in the 1994 Option Plan.

     In March 1997, Messrs. Agersborg, Jenkins, Olson, Samuels and Towle each received stock options to purchase 10,000 Class A Shares at an exercise price of $2.25 per share pursuant to the 1994 Option Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following executive compensation disclosures reflect all compensation awarded to, earned by or paid to the named executive officers of the Company for the fiscal years ended September 30, 1997, 1996, and 1995. The named executive officers (the "Named Executive Officers") are the Company's Chief Executive Officer ("CEO"), regardless of compensation level, and the other executive officers of the Company who received in excess of $100,000 in total annual salary and bonus for Fiscal 97. Gerald J. Yakatan was appointed President and CEO of the Company on March 4, 1998, following the termination of David H. Katz as the Company's President and CEO.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                           ---------------------------------------------
                                                                                      AWARDS
                                                                           -----------------------------
                                          ANNUAL COMPENSATION                                 SECURITIES      PAYOUTS
                               -----------------------------------------      RESTRICTED      UNDERLYING   -------------
  NAME AND PRINCIPAL                                      OTHER ANNUAL          STOCK          OPTIONS/         LTP
       POSITION         YEAR   SALARY($)(2)   BONUS($)   COMPENSATION($)     AWARDS($)(3)     SARS(#)(4)   PAYOUTS($)(5)
  ------------------    ----   ------------   --------   ---------------   ----------------   ----------   -------------
Gerald J.
  Yakatan(1)..........  1997     111,693        --             --                --             15,000          --
  President and Chief   1996     104,723        --             --                --             25,000          --
  Executive Officer     1995      21,154        --             --                --            100,000          --
  (Formerly Vice
    President of Drug
    Development)
Timothy R. Russell....  1997     177,031        --             --                --             15,000          --
  Vice President of     1996     168,046        --             --                --             25,000          --
  Business Development  1995     161,949        --             --                --             15,000          --
  and Licensing
James E. Berg.........  1997     110,792        --             --                --             25,000          --
  Vice President of     1996      99,705        --             --                --              3,000          --
  Clinical Affairs and  1995      92,000        --             --                --              6,000          --
  Product Development
David H. Katz(6)......  1997     232,200        --             --                --             30,000          --
  Former President and  1996     228,000        --             --                --                 --          --
  Chief Executive       1995     228,000        --             --                --             30,000          --
  Officer


  NAME AND PRINCIPAL       ALL OTHER
       POSITION         COMPENSATION($)
  ------------------    ---------------
Gerald J.
  Yakatan(1)..........        --
  President and Chief         --
  Executive Officer           --
  (Formerly Vice
    President of Drug
    Development)
Timothy R. Russell....        --
  Vice President of           --
  Business Development        --
  and Licensing
James E. Berg.........        --
  Vice President of           --
  Clinical Affairs and        --
  Product Development
David H. Katz(6)......        --
  Former President and        --
  Chief Executive             --
  Officer

---------------
(1) Dr. Yakatan's salary for the periods shown was based on his allocating 50% of his time to the Company and 50% of his time to other endeavors.

(2) Amounts shown include compensation earned and received by Named Executive Officers. No amounts were earned but deferred at the election of those officers.

(3) The Company has not made any Restricted Stock Awards.

(4) The Company has not made any grants of SARs.

(5) The Company has not made any Long Term Incentive Plan ("LTIP") Payouts.

(6) Dr. Katz' salary was based on his allocating 75% of his time to the Company and 25% to MBI. See "Employment Contracts and Termination of Employment Agreements."

STOCK OPTION GRANTS

     The following table shows all individual grants of stock options to the Named Executive Officers during Fiscal 97.

                         OPTION/SAR GRANTS IN FISCAL 97

                                             PERCENT OF                             POTENTIAL REALIZABLE
                                               TOTAL                                      VALUE AT
                                              OPTIONS/                              ASSUMED ANNUAL RATES
                                                SARS       EXERCISE                    OF APPRECIATION
                                             GRANTED TO     OR BASE                  FOR OPTION TERMS(3)
                            OPTIONS/SARS    EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR    ($/SH)(2)      DATE         5%          10%
           ----             -------------   ------------   ---------   ----------   ---------   ---------
Gerald J. Yakatan.........     15,000            3%           2.25      03/15/07     $21,225     $53,789
Timothy R. Russell........     15,000            3%           2.25      03/15/07     $21,225     $53,789
James E. Berg.............     10,000            2%         1.4688      11/09/06     $ 9,237     $23,409
                               15,000            3%           2.25      03/15/07     $21,225     $53,789
David H. Katz.............     30,000            6%          1.875      06/21/07     $35,375     $89,648

---------------

(1) These options vest over three years, with the first one-third vesting in its entirety on the first anniversary of the date of grant, and the remaining two-thirds vesting during the next two years on a daily basis. Vesting may be accelerated and the options may be repriced at the discretion of the Board. In the event of a specified corporate transaction such as a dissolution, merger or other reorganization of the Company in which more than 50% of the Company's stock is exchanged, vesting on such options shall be accelerated unless the surviving corporation assumes the options outstanding, substitutes similar rights for outstanding options, or the options shall continue.

(2) Market price on date of grant.

(3) The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price.

OPTION EXERCISES IN FISCAL 97

     Set forth below is information with respect to exercises of stock options by the Named Executive Officers during Fiscal 97 and the fiscal year-end value of all unexercised stock options held by such persons.

   AGGREGATED OPTION EXERCISES IN FISCAL 97 AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                                                            OPTIONS HELD AT FISCAL         IN-THE-MONEY OPTIONS
                                SHARES                            YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Gerald J. Yakatan...........      --            --           115,048       24,952        $  1,032        $ 1,780
Timothy R. Russell..........      --            --           192,994       17,006        $124,783        $ 1,780
James E. Berg...............      --            --            98,292       15,708        $ 38,703        $ 6,796
David H. Katz...............      --            --         2,252,000       30,000        $909,375        $16,875

---------------

(1) Based upon the closing bid price of the Company's Common Stock of $2.4375 quoted on the NASDAQ National Market System on September 30, 1997.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company is currently in the process of negotiating executive employment agreements with Dr. Gerald J. Yakatan, the Company's President and Chief Executive Officer, and Mr. Jeffery Weinress, the

Company's Vice President and Chief Financial Officer. The Company has a regularly scheduled meeting of the Board of Directors on March 14, 1998, at which action concerning these contracts may be taken by the Board. When and as the parties reach agreement regarding the terms of these contracts, the Company will publicly announce these arrangements.

     In April 1993, the Company entered into an employment agreement with David
H. Katz, M.D. (the "1993 Employment Agreement"), which replaced the prior employment agreement between Dr. Katz and the Company dated September 9, 1988, as amended on September 19, 1989 and October 8, 1989, respectively (the "1988 Employment Agreement"). On March 4, 1998, David H. Katz, M.D. was terminated for cause as President and CEO of the Company. The 1993 Employment Agreement provided that Dr. Katz's employment with the Company was on an "at will" basis, subject to the discretion of the Board, for an annual base salary of $207,692. Dr. Katz' salary was based on his allocating 75% of his time to the Company and 25% to MBI. Dr. Katz's salary was reviewed by the Compensation Committee of the Board of the Company from time to time to determine, within the Board's discretion, whether an increase was appropriate. In March 1994 and June 1997, the board increased Dr. Katz's annual base salary to $228,000 and $240,000, respectively. Dr. Katz was also entitled to all benefits generally available to the Company's employees. Under the 1993 Employment Agreement, in the event that Dr. Katz had been terminated for any reason other than cause, Dr. Katz would have been entitled to receive a severance payment in the amount of his annual base salary, payable over twelve months.

     The 1993 Employment Agreement further provided that, except for Dr. Katz's involvement with MBI, Dr. Katz's services were to be exclusive to the Company. The terms of the 1993 Employment Agreement prohibited Dr. Katz from engaging in any other businesses or providing services of a business or commercial nature to any other person or organization unless such activity was fully disclosed to the Company and approved by the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     David H. Katz, former President and CEO and a director of the Company, is also President and CEO of MBI. In October 1988, the Company and MBI entered into a twenty-year licensing agreement (the "MBI Agreement"), which granted the Company an exclusive, worldwide license to all existing technology of MBI and a right of first preference to license future technology developed at MBI. The MBI Agreement was amended in 1993 and 1994. Under the MBI Agreement, as amended, the Company has been granted an exclusive worldwide license to all technology and know-how of MBI which had been developed or which was under development as of the original date of the MBI Agreement and a right of first preference to license future technology of MBI through the year 2013, subject to restrictions, if any, in the funding agreements by which MBI develops the technology. The Company expects that, if rights to additional technologies developed at MBI are acquired pursuant to the right of first preference under the MBI Agreement, the Company will assume responsibility, including funding, for the commercial development efforts including remaining research and development, clinical testing and regulatory approvals.

     The Company and MBI have also entered into agreements for the leasing of facilities and equipment and the use of certain research and administrative services. During Fiscal 97, the Company incurred charges to MBI totaling $448,251 and $223,262, respectively, under these agreements.

     The Company has received correspondence from MBI asserting certain concerns related to its license agreement with LIDAK and certain unspecified rights to LIDAKOL which possibly give rise to an "equitable lien and constructive trust" on any proceeds of the development of LIDAKOL. The Company believes these assertions are without merit and currently expects to file an arbitration proceeding to affirm its position.

     In addition, during Fiscal 97, Dr. Katz' wife was employed by the Company as a scientist at an annual salary of approximately $80,000 plus employee benefits, and Dr. Katz' daughter was employed in the Company's Investor Relations Department at an annual salary of approximately $50,000 plus employee benefits, which was raised to $67,000 in November 1997.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Stock Option Committee (the "Committee") recommends to the Board compensation for the Company's directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board of Directors.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plans and otherwise. The Committee believes that cash compensation in the form of salary and bonus provides the Company's executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the shareholders with respect to the long term performance and success of the Company. The Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Committee attempts to address the unique challenges which are present in the biotechnology industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the shareholders generally. The Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals. By working to increase the Company's value, one of the Company's primary performance goals is met and the executives are likewise compensated through option value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     As discussed above under "Employment Contracts and Termination of Employment Agreements," the Company currently is negotiating an executive employment agreement with Dr. Yakatan. The Committee expects that Dr. Yakatan's compensation will be consistent with the executive compensation policy described above.

     Also as discussed above under "Employment Contracts and Termination of Employment Agreements," the Company entered into an employment agreement with Dr. Katz in April 1993, providing, among other things, for an annual base salary of $207,692, based on Dr. Katz' allocating 75% of his time to the Company. In March 1994, the Board increased this base salary to $228,000 and in June 1997, the Board increased this base salary to $240,000. Dr. Katz was terminated as the President and CEO of the Company on March 4, 1998.

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Committee believes that the compensation arrangements for the Company's executives serve the long term interests of the Company and its shareholders and that, in particular, the equity/option positions of executives are an important factor in retaining and attracting key executives. Nonetheless, the Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Committee in such review and analysis.

                                          Executive Compensation and
                                          Stock Option Committee

                                          Kenneth E. Olson
                                          Sidney N. Towle

March 11, 1998

     The foregoing reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Class A Common Stock from September 30, 1992 to present with the cumulative total return of the NASDAQ U.S. Index and the NASDAQ Pharmaceutical Index over the same period.

LIDAK PHARMACEUTICALS

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN*
         AMONG LIDAK PHARMACEUTICALS, THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                          Cumulative Total Return**
                        9/92    9/93    9/94    9/95    9/96    9/97
                        ----    ----    ----    ----    ----    ----
Lidak Pharmaceuticals    100     789     234     446     166     266
NASDAQ STOCK MARKET-US   100     131     132     182     216     297
NASDAQ PHARMACEUTICAL    100     100      87     128     154     172

---------------

 * The graph assumes that $100.00 was invested in the Company's Class A Common Stock and in each index on September 30, 1992.

** The total return for the Company's Class A Common Stock and the indices used assumes the reinvestment of dividends. No dividends have been declared on the Company's Class A Common Stock.

     Pursuant to SEC regulations, this chart is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than November 18, 1998, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                   FORM 10-K

     A copy of the Company's annual report for Fiscal 97 is being mailed with this proxy statement to shareholders entitled to notice of the Meeting. At any shareholder's written request, the Company will provide without charge, a copy of the Company's Annual Report on Form 10-K for Fiscal 97, as filed with the SEC, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $.20 per page will be made. Requests should be sent to Investor Relations, LIDAK Pharmaceuticals, 11077 North Torrey Pines Road, La Jolla, California 92037.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /S/ JEFFERY B. WEINRESS
                                          JEFFERY B. WEINRESS
                                          Secretary

La Jolla, California

                                     PROXY
                             LIDAK PHARMACEUTICALS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1998

                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints Gerald J. Yakatan and Jeffery B. Weinress, or either of them, as his or her agents and proxies with full power of substitution to vote any and all shares of LIDAK Pharmaceuticals which the undersigned is entitled to vote at the annual meeting of shareholders of said company to be held April 18, 1998, or any adjournment or postponement thereof, as specified below.

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

****************
SEE REVERSE SIDE
****************

/X/ PLEASE MARK YOUR VOTES AS THIS EXAMPLE
1.      Election of the following nominees as directors:
        FOR (except as indicated to the contrary below) / /
        WITHHOLD AUTHORITY TO VOTE FOR                  / /
        NOMINEES:       Helmer P.K. Agersborg, Jr.
                        William N. Jenkins
                        Stuart A. Samuels

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

------------------------------------------------------------------------------
2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1998.
                FOR             AGAINST         ABSTAIN
                / /               / /             / /
3. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN PROPOSAL 1 ON THE REVERSE HEREOF, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF LIDAK PHARMACEUTICALS FOR ELECTION AS DIRECTORS, AND FOR PROPOSALS 2 AND 3. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holders shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such vote in such proportions among other nominees as they in their sole judgment shall determine.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE: ___________________________  DATE: _____________, 1998

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.